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                                                                     EXHIBIT 4.4



THE WARRANTS REPRESENTED BY THIS CERTIFICATE ("WARRANTS") AND THE UNDERLYING WARRANT SHARES ("WARRANT SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE WARRANTS AND WARRANT SHARES MAY NOT BE OFFERED OR SOLD UNLESS THE OFFER AND SALE OF THE WARRANTS AND WARRANT SHARES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

                    WARRANTS TO PURCHASE COMMON STOCK                    NO. __

         CONSOLIDATED CAPITAL OF NORTH AMERICA, INC., a Colorado corporation (the "Company") hereby grants to ___________________ (the "Holder") [five million six hundred twenty five thousand] (5,625,000) warrants (the "Warrants") for the purchase of common stock of the Company (the "Common Stock"), with each whole Warrant entitling the Holder to purchase one share of Common Stock (each a "Warrant Share" and collectively the "Warrant Shares") on the terms and subject to the conditions set forth herein.

         1. TERM. The Warrants may be exercised, in whole or in part, at any time and from time to time from the date hereof until 5:00 p.m. Eastern Time on March 6, 2004 (the "Exercise Period").

         2. EXERCISE PRICE. The initial exercise price of each whole Warrant shall be $.20 (the "Exercise Price"). The Exercise Price shall be subject to adjustment as provided in Section 7.

         3. EXERCISE OF WARRANTS. The Warrants are exercisable on the terms provided herein at any time during the Exercise Period by the surrender of this certificate to the Company at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, accompanied by payment in full, in immediately available funds, of the amount of the aggregate Exercise Price of the Warrant Shares being purchased upon such exercise. The Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this certificate is surrendered together with the completed Notice of Exercise and payment in full as required above (the "Exercise Date"). The Company agrees that the Warrant Shares so purchased shall be issued as soon as practicable thereafter.

         4. WARRANTS CONFER NO RIGHTS OF STOCKHOLDER. The Holder shall not have any rights as a stockholder of the Company with regard to the Warrant Shares prior to the Exercise Date for any actual purchase of Warrant Shares.

         5. INVESTMENT REPRESENTATION. Neither the Warrants nor the Warrants Shares issuable upon the exercise of the Warrants have been registered under the Securities Act or any state securities laws. The Holder acknowledges by acceptance of this certificate that, as of the date of this Warrant



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and at the time of exercise, (a) the Holder has acquired the Warrants or the
Warrant Shares, as the case may be, for investment and not with a view to distribution; and either (b) the Holder has a pre-existing personal or business relationship with the Company or its executive officers, or by reason of the Holder's business or financial experience the Holder has the capacity to protect the Holder's own interests in connection with the transaction; and (c) the Holder is an accredited investor as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The Holder, by acceptance of this certificate, consents to the placement of a restrictive legend (the "Legend") on the certificates representing any Warrant Shares that are purchased upon exercise of the Warrants during the applicable restricted period under the Securities Act. The Legend shall be in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS ("STATE LAWS") OR ANY SECURITIES LAWS OF JURISDICTIONS OUTSIDE OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT COVERING THE SECURITIES, OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF U.S. COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE SECURITIES MAY BE TRANSFERRED WITHOUT REGISTRATION PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

         6. RESERVATION OF SHARES. The Company agrees that, at all times during the Exercise Period, the Company will have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of the Warrants, a sufficient number of shares of its Common Stock to provide for the issuance of the Warrant Shares.

         7. ADJUSTMENT FOR CHANGES IN CAPITAL STOCK. If the Company at any time during the Exercise Period shall, by subdivision, combination or reclassification of securities, change any of the securities into which the Warrants are exercisable into the same or a different number of securities of any class or classes, the Warrants shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares as if the Warrant Shares had been outstanding immediately prior to such subdivision, combination, or reclassification. If shares of the Company's Common Stock are subdivided into a greater number of shares of Common Stock, the Exercise Price for the Warrant Shares upon exercise of the Warrants shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased; and conversely, if shares of the Company's Common Stock are combined into a smaller number of shares of Common Stock, the Exercise Price shall be proportionately increased, and the number of Warrant Shares shall be proportionately decreased.



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         8. REGISTRATION UNDER THE SECURITIES ACT OF 1933.

         8.1 Demand Registration of Shares. (a) At any time prior to the expiration of the Exercise Period the Holder may demand registration under the Securities Act of the Warrant Shares. The registration requested pursuant to this Section 8.1(a) is referred to herein as the "Demand Registration".

         (b) Number of Demand Registrations; Notice. The Holder shall be entitled to one Demand Registration. Subject to the limitations contained in the following paragraphs of this Section 8.1, after the receipt of such Demand Registration, (1) the Company will be obligated and required to include in such Demand Registration all Warrant Shares with respect to which the Company shall receive from the Holder the written request of the Holder for inclusion in such Demand Registration, and (2) the Company will use its best efforts in good faith to effect promptly the registration of such Warrant Shares.

         (c) Restrictions on Demand Registration. The Company will not be obligated to effect a Demand Registration within one hundred twenty (120) days after the effective date of a registration statement in which Warrant Shares of the Holder are included pursuant to the exercise of "piggyback rights" pursuant to Section 8.2 hereof. The Company may postpone for a period not exceeding ninety (90) days the filing or the effectiveness of a registration statement for a Demand Registration if the Company provides the Holder with written notice that in the Company's good faith judgment such Demand Registration might have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, public offering or similar transaction, provided that, in such event, the Holder will be entitled to withdraw such Demand Registration request and that, if such request is withdrawn, such Demand Registration will not be considered the one (1) Demand Registration to which the Holder is entitled.

         8.2 Participation in Registered Offerings ("Piggyback Rights" for Shares). If the Company proposes or is required to register any of its shares or other equity securities for public sale for cash under the Securities Act (other than on Forms S-4 or S-8 or similar registration forms), it will at each such time or times give written notice to the Holder of its intention to do so. Upon the written request of the Holder given within twenty (20) days after receipt of any such notice, the Company shall use its best efforts to cause to be included in such registration any Warrant Shares requested to be registered under the Securities Act and any applicable state securities laws; provided, that if the managing underwriter advises that less than all of the shares to be registered should be offered for sale so as not materially and adversely to affect the price or salability of the offering being registered by the Company, the Holder (but not the Company to the extent it desires to include shares for its own account) shall reduce the number of Warrant Shares to be included in the registration statement as required by the underwriter to the extent requisite to permit the sale or other disposition (in accordance with the intended method of disposition thereof as aforesaid) by the prospective seller or sellers of the securities so registered. The registration requested pursuant to this Section
8.2 is referred to herein as the "Piggyback Registration".



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         8.3 Obligations of the Holder. It shall be a condition precedent to the obligation of the Company to register any Warrant Shares pursuant to this
Section 8 that the Holder shall furnish to the Company such information regarding the Warrant Shares held and the intended method of disposition thereof and other information concerning the Holder as the Company shall reasonably request and as shall be required in connection with the registration statement to be filed by the Company. If after a registration statement becomes effective the Company advises the Holder that the Company considers it appropriate to amend or supplement the applicable registration statement, the Holder shall suspend further sales of the Warrant Shares until the Company advises the Holder that such registration statement has been amended or supplemented.

         8.4 Registration Proceedings. Whenever the Company is required by the provisions of this Section 8 to effect the registration of the Warrant Shares under the Securities Act, the Company shall:

                  (i) Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective;

                  (ii) Prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

                  (iii) Furnish to the Holder and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (iv) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or Blue Sky Laws of such jurisdictions as the Holders may reasonably request within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                  (v) Notify the Holder, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;



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                  (vi)     Notify the Holder promptly of any request by the SEC
                           for the amending or supplementing of such registration statement or prospectus or for additional information; and

                  (vii) Prepare and promptly file with the SEC and promptly notify the Holder of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding any provision herein to the contrary, the Company shall not be required to amend, supplement, or update a prospectus contained in any registration statement if to do so would result in an unduly burdensome expense to the Company.

         8.5 Expenses. With respect to the inclusion of the Shares in a registration statement pursuant to this Section 8, all registration expenses, fees, costs and expenses of and incidental to such registration, inclusion and public offering in connection therewith shall be borne by the Company; provided, however, that the Holder shall bear its own professional fees and pro rata share of the underwriting discount and commissions. The fees, costs and expenses of registration to be borne by the Company shall include, without limitation, all registration, filing, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky Laws of any jurisdiction in which the securities to be offered are to be registered or qualified.

         8.6 Indemnification of the Holder. Subject to the conditions set forth below, in connection with any registration of the Shares pursuant to this
Section 8, the Company agrees to indemnify and hold harmless the Holder, any underwriter for the Company or acting on behalf of the Holder and each person, if any, who controls the Holder, within the meaning of Section 15 of the Securities Act, as follows:

                  (i) Against any and all loss, claim, damage and expense whatsoever arising out of or based upon (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus (if used prior to the effective date of the registration statement), the registration statement or the prospectus (as from time to



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                           time amended and supplemented), or in any application
                           or other document executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Company's securities under the securities laws thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any other violation of applicable federal or state statutory or regulatory requirements or limitations relating to action or inaction by the Company in the course of preparing, filing, or implementing such registered offering; provided, however, that the indemnity agreement contained in this section shall not apply to any loss, claim, damage, liability or action arising out of or based upon any untrue or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing to the Company by or on behalf of the Holder expressly for use in connection therewith or arising out of any action or inaction of the Holder;

                  (ii) Subject to the proviso contained in Subsection (i) above, against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of the Company; and

                  (iii) In no case shall the Company be liable under this indemnity agreement with respect to any claim made against such seller, underwriter or any such controlling person unless the Company shall be notified, by letter or by facsimile confirmed by letter, of any action commenced against such persons, promptly after such person shall have been served with the summons or other legal process giving information as to the nature and basis of the claim. The failure to so notify the Company, if prejudicial in any material respect to the Company's ability to defend such claim, shall relieve the Company from its liability to the indemnified person under this
                           Section 8, but only to the extent that the Company was prejudiced. The failure to so notify the Company shall not relieve the Company from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it, provided such counsel is reasonably satisfactory to the sellers or controlling persons, defendants in any suit so brought. In the event the Company elects to assume the defense of any such suit and retain



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                           such counsel, the sellers, underwriter or controlling
                           persons, defendants in the suit, shall, after the date they are notified of such election, bear the fees and expenses of any counsel thereafter retained by them, as well as any other expenses thereafter incurred by them in connection with the defense thereof; provided, however, that if the sellers, underwriter or controlling persons reasonably believe that there may be available to them any defense or counterclaim different than those available to the Company or that representation of such sellers, underwriters or controlling persons by counsel for the Company presents a conflict of interest for such counsel, then such sellers, underwriter and controlling person shall be entitled to defend such suit with counsel of their own choosing and the Company shall bear the fees, expenses and other costs of such separate counsel.

         8.7 Indemnification of the Company. The Holder agrees to indemnify and hold harmless the Company, each underwriter for the offering, and each of their officers and directors and agents and each other person, if any, who controls the Company and underwriter within the meaning of Section 15 of the Securities Act against any and all such losses, liabilities, claims, damages and expenses as are indemnified against by the Company under Section 8.6 above; provided, however, that such indemnification by the Holder hereunder shall be limited to any losses, liabilities, claims, damages, or expenses to the extent caused by any untrue statement of a material fact or omission of a material fact (required to be stated therein or necessary to make statements therein not misleading), if any made (or in settlement of any litigation effected with the written consent of such sellers, alleged to have been made) in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any application or other document in reliance upon, and in conformity with, written information furnished in respect of such seller by or on behalf of such seller expressly for use in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any such application or other document or arising out of any action or inaction of such seller in implementing such registered offering. In case any action shall be brought against the Company, or any other person so indemnified, in respect of which indemnity may be sought against any seller, such seller shall have the rights and duties given to the Company, and each other person so indemnified shall have the rights and duties given to the Holder, by the provisions of
Section 8.6. The person indemnified agrees to notify the sellers promptly after the assertion of any claim against the person indemnified in connection with the sale of securities.

         8.8 Contribution. If the indemnification provided for in Sections 8.6 and 8.7 above are unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnified party, on one hand, and such indemnifying party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof). The relative



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fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party, on one hand, or such indemnifying party, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person who has committed fraudulent misrepresentation (within the meaning of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         9. ASSIGNMENT OF REGISTRATION RIGHTS. The registration rights granted hereunder may be assigned by the Holder to a transferee or assignee of the Warrant Shares; provided, however, the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

         10. LOSS, THEFT, DESTRUCTION OR MUTILATION OF CERTIFICATE. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate representing the Warrants or the Warrant Shares (referred to herein as the "original certificate"), and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the original certificate if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of the original certificate.

         11. GENERAL. This certificate shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts between Colorado residents entered into and to be performed entirely within the State of Colorado. The headings herein are for purposes of convenience and reference only and shall not be used to construe or interpret the terms of this certificate. The terms of this certificate may be amended, waived, discharged or terminated only by a written instrument signed by both the Company and the Holder. All notices and other



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communications from the Company to the Holder shall be mailed by first-class registered or certified mail, postage pre-paid, to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing.

Dated as of: April 16, 1999

                                          CONSOLIDATED CAPITAL OF NORTH
                                          AMERICA, INC.


                                          By: /s/ Richard D. Bailey
                                              --------------------------------
                                              Richard D. Bailey
                                              President and Chief Operating
                                              Officer



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                               NOTICE OF EXERCISE

                                                 Dated _______________, ________


         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _______ shares of Common Stock and hereby makes payment of ____________________ in payment of the actual exercise price thereof.

                           --------------------------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
     ----------------------------------------------------------
            (Please typewrite or print in block letters)

         Signature
                  ---------------------------------------------

                           --------------------------

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, _______________________________________ hereby sells, assigns and transfer unto

Name
     ----------------------------------------------------------
            (Please typewrite or print in block letters)

Address
       --------------------------------------------------------

the right to purchase Common Stock represented by this Warrant to the extent of ________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated _______________, ________

                                          Signature
                                                   -----------------------------

Signature Guaranteed


------------------------



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